EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated October 13, 2010, of Push Inc. relating to the financial statements as of December 31, 2009 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 15, 2010